As of June 14, 2001


Netgateway, Inc.
754 East Technology Avenue
Orem, Utah  84097

         Re:      Finder's Agreement

Ladies and Gentlemen:

         When countersigned by you below, the following letter will set forth our understanding and constitute our agreement (the "Agreement") by which SBI E2-Capital (USA) Inc. (the "Finder") will serve on behalf of Netgateway, Inc. (the "Company") as a finder to introduce the Company to potential investors ("Potential Investors") in connection with the Company's private offering (the "Transaction") of $2,500,000 aggregate principal amount of its common stock, $.001 par value (the "Common Stock").

         1. Services. The services which the Finder may provide shall be in addition to, and independent of, any other services which the Finder is expected to provide to the Company under any other agreements that the Finder may have with the Company. Accordingly, no portion of the compensation which the Finder may earn under such other agreements will have any relationship to the finder's fee set forth below; nor will payment of any such finder's fee have any relationship to any other sums for which the Company is obligated to the Finder.

         2. Best Efforts. The Finder will use the Finder's best efforts in rendering its services to the Company in connection with the Transaction. Neither the Company, nor any of its officers, directors or shareholders, will be obligated to proceed with any person that the Finder may introduce to the Company. The Finder's services hereunder will be provided on a non-exclusive basis during the term hereof.

         3. Term. The term of this Agreement shall be for a period of one year, commencing as of June 15, 2001. However, any such expiration shall be qualified as provided by the other terms and conditions of this Agreement.

         4.   Compensation.   For  its  role  as  Finder  with  respect  to  the
Transaction, the Finder will be entitled to receive, and the Company shall pay the full amount of, a finder's fee in an amount equal to the following:

               (a) 2% of the gross proceeds all capital raised during the term of the engagement,

               (b)  7% of any proceeds raised via introduction from the Finder,

               (c) Warrants to purchase 250,000 shares of common stock at the Offering price in the Transaction, issued to the Finder or its designees, along with standard anti-dilution and net issuance provisions.

         5. Expenses. The Company shall reimburse the Finder promptly for any out-of-pocket expenses, including fees and expenses of the Finder's counsel, incurred by the Finder in connection with rendering its services hereunder at the Company's request, upon submission of a bill therefore.

         6. Potential Investors. The Finder will periodically inform you in writing as to the identity of those Potential Investors who, based on the Finder's discussions with them, have expressed an interest in participating in the Transaction. As to any such party, the provision of the Finder's introduction will fully qualify for and entitle the Finder to receive the full amount of compensation set forth in Section 4 above, even though the Company may have been aware of or even had discussions with any such party prior to the introduction which the Finder has provided.

         7. Indemnification. The Company shall indemnify and hold harmless the Finder from and against any and all claims, losses, damages, liabilities and costs, including reasonable attorneys' fees and costs (collectively, "Losses") that are incurred or sustained by the Finder that arise from, relate to or are connected with the performance of the Finder's duties under this Agreement, except if such Losses are caused by the Finder's willful misconduct or intentional wrongdoing. In addition, the Company shall cooperate fully with the Finder in the Finder's defense of any of the foregoing.

         8. Status of Finder. The Finder is an independent contractor and is not and shall not be considered the Company's agent for any purposes whatsoever. The Finder is not granted any right or authority to assume or create any obligations or liability, express or implied, on the Company's behalf, or to negotiate on behalf of or bind the Company in any manner whatsoever. The Finder is not licensed as a securities broker or dealer and cannot and will not engage in the sale of securities on behalf of the Company, or in any other activity for which such or any other license is required.

         9. Arbitration. All disputes between the Company and the Finder relating to or arising from this Agreement shall be submitted upon the written demand of any party hereto to mandatory, final and binding arbitration under the rules and regulations of the American Arbitration Association, to be conducted in Los Angeles, California.

10.      General Terms.
         -------------

               (a)  Governing  Law.  This   Agreement   shall  be  construed  in
                    accordance with and governed by the laws of the State of California.

               (b) Attorneys' Fees. If any litigation or other legal proceeding relating to this Agreement occurs between the parties, the prevailing party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses, including attorneys' fees and costs incurred in such litigation or proceeding.

               (c) Severability. If any term or provision of this Agreement is determined to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, then to the extent necessary to make such provision or this Agreement legal, valid or otherwise enforceable, such term or provision will be limited, construed or severed and deleted from this Agreement, and the remaining portion of such term or provision and the remaining other terms and provisions hereof shall survive, remain in full force and effect and continue to be binding, and will be interpreted to give effect to the intention of the parties hereto insofar as that is possible.

               (d) Personal Jurisdiction and Venue. The parties hereto each submit to the personal jurisdiction of, and venue in, the federal and state courts in the City of Los Angeles, State of California, for any actions arising out of or relating to this Agreement.

               (e)  Amendment and  Modification.  This  Agreement and any of its
                    terms and provisions may only be amended, modified, supplemented or waived in a writing signed by both parties hereto.

               (f) Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and replace and supersede any and all prior or contemporaneous agreements or understandings, written, oral or otherwise with respect to the subject matter hereof.

               (g) Waiver. No waiver of any term or provision hereof or consent to any action hereunder shall constitute a waiver of any other term or provision hereof or consent to any other action hereunder, whether or not similar. No waiver or consent hereunder shall constitute a continuing waiver or consent hereunder or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing. The entire agreement between the parties with respect to the subject matter hereof and replace and supersede any and all prior or contemporaneous agreements or understandings, written, oral or otherwise with respect to the subject matter hereof.

               (h) Successors and Assigns. This Agreement can not be assigned by either party without the prior written consent of the other party, which consent can be withheld in such other party's sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

               (i) Notices. All communications hereunder shall be in writing and, if sent to the Adviser, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to SBI
                    E2-Capital (USA) Inc., 23 Corporate Plaza 210, Newport Beach, CA 92660 Attn: Shelly Singhal, Managing Director, or if sent to the Company, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to Netgateway, Inc., 754 East Technology Avenue, Orem, Utah 84097 Attn: Don Danks. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

               (j) Headings. Headings contained in the Agreement are solely for convenience and shall not be used to define or construe any of the terms or provisions hereof.

               (k) Meanings of Certain Words. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns or pronouns shall include the plural and vice versa.

               (l) Construction. The rule of construction that any ambiguity in an agreement be construed against the drafter of such agreement shall not apply to this Agreement.

         Should the Foregoing conform to your understanding for our agreement, please indicate your acknowledgement thereof and agreement thereto by signing the enclosed copy of this letter where indicated below and returning one fully signed copy hereof to the undersigned.

                                           Very truly yours,

                                           SBI E2-Capital (USA) Inc.


                                           By
                                             -----------------------------------
                                                    Shelly Singhal
                                                    Managing Director
Acknowledged And Agreed:

NETGATEWAY, INC.


By:
   --------------------------------------------------
         Don Danks
Its:     CEO/Chairman
Dated:
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